JPMORGAN CHASE & CO. BY-LAWS OF JPMORGAN CHASE & CO. As amended by the Board of Directors Effective September 12, 2025 Effective April 21, 2026

i TABLE OF CONTENTS ARTICLE I Meetings of Stockholders ........................................................................................... 1 Section 1.01. Annual Meeting .......................................................................................... 1 Section 1.02. Special Meetings ......................................................................................... 1 Section 1.03. Notice of Meetings ...................................................................................... 4 Section 1.04. Quorum ....................................................................................................... 5 Section 1.05. Organization ................................................................................................ 5 Section 1.06. Voting ......................................................................................................... 6 Section 1.07. List of Stockholders .................................................................................... 7 Section 1.08. Inspectors .................................................................................................... 7 Section 1.09. Notice of Stockholder Business and Director Nominations ....................... 7 Section 1.10. Stockholder Nominations Included in the Corporation’s Proxy Materials ................................................................................................... 19 Section 1.11. Conduct of Meetings ................................................................................. 29 Section 1.12. Action Without Meeting ........................................................................... 30 Section 1.13. Delivery to the Corporation ...................................................................... 30 ARTICLE II Board of Directors ................................................................................................... 30 Section 2.01. Number ..................................................................................................... 30 Section 2.02. Vacancies .................................................................................................. 31 Section 2.03. Annual Meeting ........................................................................................ 31 Section 2.04. Regular Meetings ...................................................................................... 31 Section 2.05. Special Meetings ....................................................................................... 31 Section 2.06. Quorum ..................................................................................................... 32 Section 2.07. Rules and Regulations............................................................................... 32 Section 2.08. Compensation ........................................................................................... 32 Section 2.09. Majority Voting for Directors ................................................................... 32 Section 2.10. Action Without Meeting ........................................................................... 32 ARTICLE III Committees ............................................................................................................ 33 Section 3.01. Executive Committee ................................................................................ 33 Section 3.02. Audit Committee ....................................................................................... 34 Section 3.03. Other Committees ..................................................................................... 34 ARTICLE IV Officers and Agents ............................................................................................... 34 Section 4.01. Officers ..................................................................................................... 34 Section 4.02. Clerks and Agents ..................................................................................... 34 Section 4.03. Term of Office .......................................................................................... 35 Section 4.04. Chair of the Board ..................................................................................... 35 Section 4.05. Chief Executive Officer ............................................................................ 35 Section 4.06. Vice Chair of the Board ............................................................................ 35 Section 4.07. President .................................................................................................... 35 Section 4.08. Chief Financial Officer ............................................................................. 35 Section 4.09. Controller .................................................................................................. 36 Section 4.10. Secretary ................................................................................................... 36 Section 4.11. Assistant Corporate Secretary ................................................................... 36

ii Section 4.12. Chief Audit Executive............................................................................... 36 Section 4.13. Powers and Duties of Other Officers ........................................................ 36 ARTICLE V Proxies re Stock or Other Securities of Other Entities ............................................ 37 ARTICLE VI Shares and Their Transfer ...................................................................................... 37 Section 6.01. Certificates for Stock; Uncertificated Shares ............................................ 37 Section 6.02. Transfers of Stock ..................................................................................... 38 Section 6.03. Regulations ............................................................................................... 38 Section 6.04. Lost, Stolen, Destroyed and Mutilated Certificates .................................. 38 Section 6.05. Fixing Date for Determination of Stockholders of Record ....................... 38 ARTICLE VII Corporate Seal ...................................................................................................... 39 ARTICLE VIII Fiscal Year .......................................................................................................... 39 ARTICLE IX Indemnification ...................................................................................................... 39 Section 9.01. Right to Indemnification and Advancement of Expenses......................... 39 Section 9.02. Contracts and Funding .............................................................................. 40 Section 9.03. Definitions................................................................................................. 40 Section 9.04. Indemnification and Advancement of Expenses Not Exclusive Right .......................................................................................................... 40 Section 9.05. Claims for Indemnification or Advancement of Expenses; Procedures ................................................................................................. 40 Section 9.06. Amendment or Repeal .............................................................................. 41 ARTICLE X By-laws and Construction ....................................................................................... 41 Section 10.01. Inspection .................................................................................................. 41 Section 10.02. Amendments ............................................................................................. 41 Section 10.03. Construction .............................................................................................. 41 ARTICLE XI Emergency By-laws ............................................................................................... 42 Section 11.01. Emergency By-laws .................................................................................. 42 Section 11.02. Meetings .................................................................................................... 42 Section 11.03. Quorum ..................................................................................................... 42 Section 11.04. Amendments ............................................................................................. 42 Section 11.05. Management Contingency Plan ................................................................ 43 Section 11.06. Liability ..................................................................................................... 43 Section 11.07. Repeal or Change ...................................................................................... 43 Section 11.08. Termination of Emergency ....................................................................... 43 Section 11.09. Powers ....................................................................................................... 43 ARTICLE XII Exclusive Forum .................................................................................................. 43

3 BY-LAWS OF JPMORGAN CHASE & CO. ARTICLE I Meetings of Stockholders Section 1.01. Annual Meeting. The annual meeting of the stockholders of JPMorgan Chase & Co. (the “Corporation”) shall be held on the third Tuesday in May in each year (or, if that day shall be a legal holiday then on the next preceding business day) or at such other date and at such time and place, if any, within or without the State of Delaware, as may be specified in the notice thereof, as shall be fixed by the Board of Directors of the Corporation (the “Board”), for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. Section 1.02. Special Meetings. (a) General. A special meeting of stockholders may be called at any time by the Board, the Chair of the Board (herein called the “Chair” or “Chair of the Board”), the Chief Executive Officer, the Lead Independent Director, a Vice Chair of the Board, the President, or if there be more than one President, a President, or otherwise as provided by the General Corporation Law of the State of Delaware (the “General Corporation Law”), the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these By-laws. Any such special meeting shall be held on such date and at such time and place, if any, designated by the Board. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board. Subject to subsection (b) of this Section 1.02, a special meeting of stockholders shall be called by the Board upon the written request or requests of stockholders who are stockholders of record of the Corporation at the time a request is delivered holding shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of common stock of the Corporation which shares are determined to be “Net Long Shares” in accordance with Section 1.02(b)(1) (the “Requisite Percent”). (b) Stockholder Requested Special Meetings. (1) To be valid, the written request or requests for a special meeting of stockholders (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and

4 delivered to the Secretary of the Corporation (the “Secretary”) and shall include: (i) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (ii) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by clause (a)(5) of Section 1.09 of these By-laws to be set forth in a stockholder’s notice required by Section 1.09(a)(2) of these By-laws; (iii) such other information, if applicable, required to be set forth in a stockholder’s notice required by Section 1.09(a)(2) of these By-laws (including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination); (iv) an acknowledgement by the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction; and (v) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the Secretary; provided, however, that if the stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the Secretary. For purposes of this Section 1.02 and for determining the Requisite Percent, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining a stockholder’s or beneficial owner’s Net Long Shares and the reference to the highest tender price shall refer to the market price on such date) and, to the extent not covered by such definition, reduced by any shares as to which such person

5 does not have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board in its reasonable determination. In addition, the stockholders requesting a special meeting of stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation (as determined by the Corporation in its sole discretion) and, if requested by the Corporation on or prior to the record date for the meeting, the information required under clause (b)(1)(ii), (iii), (iv) and (v) of this Section 1.02 shall be supplemented by such stockholders and beneficial owners not later than 10 days after the record date for the meeting to disclose such information as of the record date (and with respect to the information required under clause (b)(1)(v) of this Section 1.02, as of a date not more than 5 business days before the scheduled date of the special meeting to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by stockholders of Net Long Shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary. If at any point after 60 days following the earliest dated Special Meeting Request the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (b)(1)(iv)) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a Special Meeting. (2) Except as provided in the next sentence, a special meeting validly requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the Special Meeting Request is delivered to the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request relates to an item of

6 business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at a meeting of the stockholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this clause (2), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percent have been delivered to the Corporation. (3) Business transacted at a special meeting requested by stockholders shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting. Section 1.03. Notice of Meetings. Except as may otherwise expressly be required by law, the Certificate of Incorporation or these By-laws, notice of the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date and hour of holding each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof shall be delivered personally or by courier service or mailed in a postage prepaid envelope or, to the extent and in the manner permitted by applicable law, by any form of electronic transmission (with the consent of the stockholder to the extent required by applicable law), not less than 10 nor more than 60 days before the date of such meeting, to each person who appears on the stock books and records of the Corporation as a stockholder entitled to vote at such meeting. Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address or (iii) if by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the

7 communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Corporate Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice or waive notice by electronic transmission, in person or by proxy. To the fullest extent provided by law, the Board may postpone, reschedule or cancel any previously scheduled meeting of stockholders, annual or special. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place, if any (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting), to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken or are provided in any other manner permitted by the General Corporation Law, provided that the adjournment is not for more than 30 days. Section 1.04. Quorum; Adjournment. At each meeting of the stockholders, stockholders holding of record shares constituting a majority of the voting power of stock of the Corporation having voting power (shares having such voting power being hereinafter sometimes referred to as a “voting interest of the stockholders”) entitled to vote at the meeting shall be present in person or by proxy to constitute a quorum for the transaction of business. The presiding person at any meeting of stockholders may adjourn such meeting in accordance with Section 1.11. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by the General Corporation Law, the Certificate of Incorporation or these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters. Section 1.05. Organization. At each meeting of the stockholders, the Chair, or, if the Chair shall be absent therefrom, the Chief Executive Officer, or if the Chief Executive Officer shall be absent therefrom, the Lead Independent Director, or, if the Lead Independent Director

8 shall be absent therefrom, a Vice Chair of the Board, or, if the Vice Chairs shall be absent therefrom, a President, or, if all of the foregoing shall be absent therefrom, another officer of the Corporation as has been designated by the Board or if not so designated, another officer chosen as chair of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chair of the meeting and preside thereat. The Corporation’s General Counsel or the Secretary, or, if they shall be absent from such meeting or shall be required pursuant to the provisions of this Section to act as chair of such meeting, the person (who shall be an Assistant Corporate Secretary, if an Assistant Corporate Secretary shall be present thereat) whom the chair of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof. Section 1.06. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by the stockholder and registered in such stockholder’s name on the stock books and records of the Corporation: (a) on the date fixed pursuant to the provisions of Article VI, Section 6.05 of these By- laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting, or (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given. (c) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. At all meetings of the stockholders at which a quorum is present, all matters, unless a different or minimum vote is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities in which case such different or minimum vote shall be the applicable vote on the matter, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote on such matter. For purposes of this By-law, votes cast “for” or “against” and “abstentions” with respect to a given matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter. Except in the case of votes for the election of directors, unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chair of the meeting, the vote thereat need not be by ballot. Upon a demand of any such stockholder for a vote by ballot on any question or at the direction of such chair that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy, if there be such proxy, and shall state the number of shares voted.

9 Section 1.07. List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to said meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps (as determined by the Corporation in its sole discretion) to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock books and records shall be the only evidence as to who are the stockholders entitled to examine the stock books and records of the Corporation, or such list, or to vote in person or by proxy at any meeting of stockholders. Section 1.08. Inspectors. Prior to any meeting of the stockholders, the Corporation shall appoint one or more Inspectors to act thereat and make a written report thereof. Each Inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector at such meeting with strict impartiality and according to the best of the Inspector’s ability. Such Inspectors shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended or replaced. Such Inspectors, if any, shall take charge of the ballots at such meeting and after the balloting thereat on any question shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the Corporation. The Board may also designate Inspectors with respect to consents received by the Corporation purporting to take or authorize the taking of corporation action as provided by, and in accordance with, the Certificate of Incorporation. Section 1.09. Notice of Stockholder Business and Director Nominations. (a) Business and Director Nominations to be Considered at Annual Meeting of Stockholders. (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) for such annual meeting, (ii) by or at the direction of the Board, (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.09 is delivered to the Secretary, who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 1.09, or (iv) in the case of stockholder nominations to be included in the Corporation’s proxy statement for such annual meeting, by any Eligible Holder (as defined in Section 1.10 of these By-

10 laws) who satisfies the requirements set forth in Section 1.10 of these By- laws. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.09, (i) the stockholder must have given timely notice thereof in writing to the Secretary and (ii) such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (3) As to a stockholder’s nomination of persons for election to the Board, except to the extent prohibited by applicable law or regulation, the stockholder’s notice referenced in paragraph (a)(2) of this Section 1.09 shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address, and place of residence of the proposed nominee; (ii) the class and number of shares of common stock and any other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by the proposed nominee; (iii) a description of any agreement, arrangement, understanding, or relationship (including any compensatory, payment, financial reimbursement, indemnification or other financial arrangements) between or among the proposed nominee, on the one hand, and the stockholder, any Interested Person, or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, any Interested Persons or any other person, including, as applicable, the amount of any payment or payments received or receivable thereunder, in each case in connection with the proposed nominee’s candidacy or service as a director of the Corporation;

11 (iv) whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder’s notice by or for the benefit of the proposed nominee, and if so, a summary of the material terms thereof; (v) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including Regulation 14A and Rule Regulation 14A under the Exchange Act and/or Rule 14a-19 thereunder; (vi) details of any position of the proposed nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the stockholder’s notice, including (A) whether the person has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (B) whether the person’s election as a member of the Board would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or the Federal Energy Regulatory Commission or (C) whether the person is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, provided, however, that this clause (C) shall apply only so long as the Corporation is subject to compliance with Section 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any successor provision thereto); (vii) whether such proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed; and (viii) the completed questionnaire, representation and agreement referenced in paragraph (a)(6) of this Section 1.09, in each case, in

12 the form provided by the Corporation pursuant to paragraph (a)(6) of this Section 1.09 and signed by the proposed nominee. (4) As to any business that the stockholder proposes to bring before the meeting (other than a nomination of persons for election to the Board), the stockholder’s notice referenced in paragraph (a)(2) of this Section 1.09 shall set forth, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. (5) As to any nomination of persons for election to the Board or the proposal of business to be considered by the stockholders, except to the extent prohibited by applicable law or regulation, the stockholder’s notice referenced in paragraph (a)(2) of this Section 1.09 shall set forth as to the stockholder giving the notice: (i) whether the stockholder is giving the notice on behalf of one or more beneficial owners of stock; (ii) the name and address of (A) such stockholder, as they appear on the Corporation’s books, (B) such beneficial owner, if any, on whose behalf the nomination is made, and (C) any person acting in concert with such stockholder or any such beneficial owner, including any principal of, or any person that owns or controls, directly or indirectly, 10% or more of any voting class of securities or interests (or 33 1/3% or more of any class of securities or interests) in such stockholder or any such beneficial owner (the persons described in clauses (B) and (C) are hereinafter collectively referred to as “Interested Persons”); (iii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and each Interested Person; (iv) a description of any agreement, arrangement or understanding (including any compensatory, payment, financial reimbursement, indemnification or other financial arrangements) with respect to the nomination or proposal between or among such stockholder, each Interested Person, each proposed nominee, and any other person or persons (naming such person or persons); (v) a description of any agreement, arrangement, transaction or understanding (including, but not limited to, any derivative or long

13 or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or any Interested Person, the effect or intent of which is to mitigate loss to, manage risk of or benefit from share price changes for such stockholder or any Interested Person, or increase or decrease the voting power of such stockholder or any Interested Person, or which otherwise results in such stockholder or such Interested Person having long or short economic exposure to, or otherwise being entitled to receive or obligated to deliver an economic benefit based on the appreciation or depreciation of the value of shares, in each case, with respect to shares of stock of the Corporation (any such agreement, arrangement, transaction or understanding entered into by or for the benefit of any person is referred to herein as a “Derivative Instrument”) and whether and the extent to which any Derivative Instruments is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder’s notice by or for the benefit of the stockholder or any Interested Person, and if so, a summary of the material terms thereof; (vi) a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the stockholder (or Interested Person) has or shares a right to, directly or indirectly, vote any shares of security of the Corporation; (vii) a description of any rights to dividends or other distributions on the shares of any class of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or any Interested Persons that are separated or separable from the underlying shares of the Corporation; (viii) a description of any financial benefit (including any performance- related fees but excluding any asset-based fee), that such stockholder or any Interested Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class of capital stock of the Corporation or Derivative Instrument; (ix) a representation that the stockholder is and will at the time of such meeting be a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (x) to the extent not prohibited under an applicable bona fide confidentiality obligation, with respect to the stockholder and each Interested Person, a list of (x) litigation filed against such person

14 during the prior 10 years, (y) criminal proceeding (excluding traffic violations and other minor offenses) naming such person as a subject during the prior 10 years and (z) investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior 10 years; (xi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination and/or (iii) to solicit proxies in support of each proposed nominee in accordance with Rule 14a-19 under the Exchange Act. (xii) the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination by the stockholder or the beneficial owner on whose behalf the stockholder is acting; (xiii) the representation and agreement referenced in paragraph (a)(6)(ii) of this Section 1.09 in the form provided by the Corporation pursuant to paragraph (a)(6) of this Section 1.09 and signed by the stockholder and any applicable Interested Persons. (6) Prior to submitting (x) a Special Meeting Request where the purpose of the meeting includes the election of directors, (y) a stockholder’s notice pursuant to paragraph (a)(2) of this Section 1.09 as to the nomination of persons for election to the Board, or (z) a Nomination Notice pursuant to Section 1.10, as applicable, the stockholder providing such request or notice shall request in writing from the Secretary the form of the questionnaire, representation and agreement described in this paragraph (a)(6) of this Section 1.09, and the Secretary shall provide such forms to the requesting stockholder within 10 days after receiving such request. Except to the extent prohibited by applicable law or regulation, the stockholder’s notice referenced in this paragraph (a)(6) of this Section 1.09 must include: (i) a completed questionnaire signed by each proposed nominee with respect to the background and qualification of such proposed nominee; and (ii) written representation and agreements signed by, as applicable, each proposed nominee, the stockholder giving notice and any other person on whose behalf the nomination is being made that:

15 (A) each of the applicable persons (including the proposed nominee and the stockholder giving notice) will update and supplement the information described in this Section 1.09 or Section 1.10 of these By-Laws, as applicable from time to time to the extent necessary so that such information shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of such meeting and (y) as of the date that is the 10th business day prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the fifth business day following the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be disclosed as of the record date) and not later than the eighth business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the 10th business day prior to the meeting or adjournment or postponement thereof), provided that, no supplement or update made pursuant to this paragraph may include any new nominees who were not named in the original stockholder notice or be deemed to cure any defects or limit the remedies (including under these By-Laws) available to the Corporation relating to any defect); (B) each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide to the Corporation such other information and certifications as it may reasonably request (as determined by the Corporation in its sole discretion), including any information required or requested by the Corporation’s subsidiaries, or required, requested or expected by banking or other regulators;

16 (C) each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (D) each of the applicable persons (including the proposed nominee and the stockholder giving notice) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rules 14-6 and14a-19 under the Exchange Act); (E) the proposed nominee will, at the reasonable request of the Corporate Governance & Nominating Committee of the Board (together with any successor committee, the “Governance Committee”) (as determined by the Governance Committee in its sole discretion), meet with the Governance Committee to discuss matters relating to the nomination of such proposed nominee to the Board, including the information provided by such proposed nominee to the Corporation in connection with his or her nomination and such proposed nominee’s eligibility to serve as a member of the Board; (F) the proposed nominee (w) will serve as a director for the term for which he or she is standing for election if nominated by the Board and elected by the stockholders, (x) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information reasonably requested by the Corporation (as determined by the Corporation in its sole discretion) to run such background check, (y) consents to being named in any proxy statement and/or

17 form of proxy and associated proxy card, and (z) has read the Corporation’s Corporate Governance Principles and Code of Conduct and any other Corporation policies and guidelines applicable to directors, in each case as in effect from time to time (including, but not limited to, any provision therein requiring a director to offer to resign in specified circumstances), and agrees, if elected, to adhere to such policies and guidelines, and any other policy, guideline, rule, regulation or standard of conduct applicable to the directors (including with respect to confidentiality); (G) the proposed nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law; and (H) the proposed nominee’s candidacy or, if elected, membership on the Board, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded. (7) The Corporation may also, as a condition of any nomination being deemed properly brought by a stockholder before a stockholder meeting, require any proposed nominee, the stockholder giving notice and any other person on whose behalf the nomination is being made to furnish such other information (1) such person has agreed to furnish under the stockholder notice (including any Nomination Notice), questionnaire, representation

18 and agreement delivered to the Corporation, including under such person’s agreement to update/supplement information pursuant to paragraph (a)(6)(ii)(A) of this Section 1.09, and (2) that could (as determined by the Corporation in its sole discretion) be required by the Corporation to determine whether the proposed nominee would be (x) considered “independent” as a member of the Board or meet the requirements for membership on the Board or any committee thereof, or (y) material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed nominee (including, in the case of any proposed nominee that currently serves or has previously served on the Board, any violation of the Corporation’s Corporate Governance Principles and Code of Conduct and any other Corporation policies and guidelines applicable to directors). (8) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.09 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 1.09 and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.09 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. (9) For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (iv) of paragraph (a)(1) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the Secretary in accordance with paragraph (d) of Section 1.10 of these By-laws and satisfy all other requirements of Section 1.10 of these By-laws. (b) Business and Director Nominations to be Considered at Special Meetings of Stockholders. (1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. (2) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or stockholders pursuant to Section 1.02(b) hereof; or (ii) provided that the Board or stockholders pursuant to Section 1.02(b) hereof has determined

19 that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time the notice provided for in this Section 1.09 is delivered to the Secretary, (B) shall be entitled to vote at the meeting, and (C) complies with the notice requirements set forth in this Section 1.09. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 1.09 shall be delivered to the Secretary at the principal offices of the Corporation not earlier than the 90th day prior to such special meeting, and not later than the close of business on the later of the 60th day and prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed for election at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (1) Only such persons who are nominated in accordance with the requirements set forth in this Section 1.09 or in Section 1.10 of these By-laws (or who are elected or appointed to the Board pursuant to Article II, Section 2.02 of these By-laws) shall be eligible to stand for election at the applicable meeting of stockholders or serve as directors of the Corporation. Only such business (other than a nomination of persons for election to the Board) shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the requirements set forth in this Section 1.09. Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy-card color other than white which is reserved for the exclusive use by the Board. (2) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, if the Board determines that any requirement under the By- Laws (including compliance with any representation or agreement required under the By-laws) or any other applicable legal requirements has not been satisfied as to any business proposed to be brought before or any nomination proposed to be considered at a meeting of stockholders, then the Board may elect to (x) waive such deficiency with respect to such proposed nomination or business, (y) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (z) disregard such nomination or decline to allow the proposed nomination or business to be transacted at the meeting, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded).

20 Regardless of whether the Board has made such a determination with respect to a particular proposed nomination or business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.09 or Section 1.10 of these By-laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(5)(xi) of this Section 1.09, whether the stockholder or its affiliates have met the requirements of Rule 14a-19(a) under the Exchange Act, and whether the stockholder or beneficial owner, if any, provided the supplemental information required by paragraphs (a)(6)(ii)(A) and (a)(7) of this Section 1.09) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.09 or Section 1.10 of these By-laws (including compliance with any representation or agreement required under the By-laws), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded). Notwithstanding the foregoing provisions of this Section 1.09 and the provisions of Section 1.10 in these By-laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, even if the Corporation has received proxies or votes in respect of such matters (which proxies and votes shall also be disregarded). For purposes of this Section 1.09 and Sections 1.02 and 1.10 of these By-laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (3) For purposes of this Section 1.09 and Section 1.10, “public announcement” or “publicly announced” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

21 (4) Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all other applicable legal requirements (including the Exchange Act and the rules and regulations thereunder) with respect to the matters set forth in this Section 1.09 and Section 1.10 of these By-laws. Unless otherwise required by law, if any stockholder or its affiliate (x) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence (as determined by the Corporation in its sole discretion) sufficient to satisfy the Corporation that such stockholder or its applicable affiliates has met the requirements of Rule 14a-19(a)(3) under the Exchange Act), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of the election of such proposed nominees (which proxies and votes shall also be disregarded). If any stockholder or its affiliate provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or affiliate shall deliver to the Corporation, no later than five business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence as determined by the Corporation in its sole discretion) that it has met the requirements of Rule 14a-19 under the Exchange Act. Nothing in this Section 1.09 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor rule) or (ii) of the holders of any series of preferred stock to elect directors pursuant to applicable provisions of the Certificate of Incorporation. (5) For the purposes of this Section 1.09 and Section 1.10, any reference to the Board shall include any properly constituted committee thereof, to the fullest extent permitted by law. Section 1.10. Stockholder Nominations Included in the Corporation’s Proxy Materials. (a) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 1.10, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders: (1) the names of any person or persons nominated for election, which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 1.10 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder” and each person so nominated, a “Nominee”);

22 (2) disclosure about each Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (3) any statement in support of the Nominee’s (or Nominees’, as applicable) election to the Board included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement (subject, without limitation, to Section 1.10(e)(2)), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Statement”); and (4) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee(s), including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 1.10 and any solicitation materials or related information with respect to the Nominees(s). (5) For purposes of this Section 1.10, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Nominee and any other person so long as made in good faith (without any further requirements). (b) Maximum Number of Nominees. (1) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting the greater of (i) two and (ii) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.10 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by: (i) the number of Nominees who are subsequently withdrawn or that the Board itself decides to nominate for election at such annual meeting of stockholders and (ii) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Section 1.10(d) below but before the date of the Corporation’s applicable annual meeting of stockholders, and the Board resolves to reduce the size of the Board in

23 connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. (2) If the number of Nominees pursuant to this Section 1.10 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.10(d), a Nominating Stockholder ceases to satisfy the eligibility requirements in this Section 1.10, as determined by the Board, or withdraws its nomination or a Nominee ceases to satisfy the eligibility requirements in this Section 1.10, as determined by the Board, or becomes unwilling or unable to serve on the Board, whether before or after the mailing of the Corporation’s proxy statement for such annual meeting of stockholders, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement for such annual meeting of stockholders or on any ballot or form of proxy for such annual meeting of stockholders the disregarded Nominee or any successor or replacement nominee proposed by the applicable Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy for such annual meeting of stockholders and will not be voted on at such annual meeting of stockholders. (c) Eligibility of Nominating Stockholder. (1) An “Eligible Holder” is a person who has either (i) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 1.10(c) continuously for the three-year period specified in Subsection (2) below or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 1.10(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). (2) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 1.10 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the

24 Nomination Notice, and continues to own at least the Minimum Number of such shares through the date of the Corporation’s applicable annual meeting of stockholders. Two or more funds or accounts that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Board that demonstrates the satisfaction of any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 1.10, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 1.10, as determined by the Board, or withdraw from a group of Eligible Holders at any time prior to the applicable annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group. As used in this Section 1.10, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Stockholder that consists of more than one Eligible Holder and to all the Eligible Holders that make up such Nominating Stockholder. (3) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock calculated as of the most recent date for which the total number of outstanding shares of common stock of the Corporation is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. (4) For purposes of this Section 1.10, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) sold by such Eligible Holder or any of its affiliates in any transaction that has not yet been settled or closed, (B) purchased by such Eligible Holder or any of its affiliates in a transaction that has not yet been settled or closed, (C) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (D) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or

25 with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of (i) the record date for the Corporation’s applicable annual meeting of stockholders and (ii) the date of the Corporation’s applicable annual meeting of stockholders (it being understood that the Eligible Holder shall be entitled to loan such shares during the period that falls between the dates referenced in clauses (i) and (ii)). The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. (5) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest net long position as reflected in the Nomination Notice. (d) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than the close of business 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the applicable annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before the anniversary date of the preceding year’s annual meeting and ends 30 days after such anniversary date of the preceding year’s annual meeting (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided in this Section 1.10(d) by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the 10th day following the date such Other Meeting Date is first publicly announced or disclosed:

26 (1) a Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; (2) a written notice, in a form deemed satisfactory by the Board, of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each Eligible Holder included in the group): (i) the information required with respect to the nomination of directors pursuant to Section 1.09(a) of these By-Laws set forth above as if the Nomination Notice had been the notice referenced in Section 1.09(a)(2) of these By-Laws; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (iv) a representation and warranty that the Nominee: (A) does not have any direct or indirect relationship with the Corporation that will cause the Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Principles as most recently published on its website and otherwise qualifies as independent under the rules of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (B) meets the audit committee independence requirements under the rules of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (C) is a “non- employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

27 (v) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 1.10(c) and has provided evidence of ownership to the extent required by Section 1.10(c)(1); (vi) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 1.10(c) through the date of the applicable annual meeting of stockholders; (vii) a statement as to the Nominating Stockholder’s intentions with respect to maintaining qualifying ownership of the Minimum Number of shares for at least one year following the applicable annual meeting of stockholders; (viii) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board at the applicable annual meeting of stockholders any person other than its Nominee(s); (ix) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders, other than its Nominee(s) or any nominee of the Board; (x) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a director of the Corporation at the applicable annual meeting of stockholders; (xi) if desired, a Statement; and (xii) in the case of a nomination by a group, the designation by all Eligible Holders included in the group of one such Eligible Holder that is authorized to act on behalf of all Eligible Holders included in the group with respect to matters relating to the nomination, including withdrawal of the nomination; and (3) an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Stockholder (in the case of a group, including, and binding upon, each Eligible Holder included in the group) agrees: (i) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the

28 Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (ii) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of one or more of the Corporation’s directors, including, without limitation, the Nomination Notice; (iii) to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under this Section 1.10; and (iv) in the event that (A) any information included in the Nomination Notice or in any other communication by the Nominating Stockholder (including with respect to any Eligible Holder included in a group), any of its Nominees or any of their respective agents or representatives with the Corporation, its stockholders or any other person in connection with the nomination or election of a Nominee ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading) or (B) the Nominating Stockholder (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 1.10(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and, in the case of clause (A), any other recipient of such communication (together with the information required to correct the misstatement or omission); it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 1.10; and (4) an irrevocable letter of resignation, in a form deemed satisfactory by the Board, executed by the Nominee in advance of the Corporation’s applicable annual meeting of stockholders resigning such Nominee’s candidacy for

29 director election and, if applicable at the time the determination set forth in either of clauses (i) and (ii) below is made by the Board, resigning from such Nominee’s position as a director, which shall in each case become effective upon a determination by the Board that (i) the information provided to the Corporation with respect to such Nominee pursuant to this Section 1.10 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) that such Nominee, or the Nominating Stockholder who nominated such Nominee, committed a material violation or breach of any obligation, agreement, representation or warranty of such Nominee or Nominating Stockholder under this Section 1.10; provided that such resignation letter shall expire upon the certification of the voting results of the Corporation’s applicable annual meeting of stockholders. The information and documents required by this Section 1.10(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each Eligible Holder, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Item 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or Eligible Holder included in a group that is an entity. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.10(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. (e) Exceptions. (1) Notwithstanding anything to the contrary contained in this Section 1.10, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (i) the Corporation receives a notice, whether or not subsequently withdrawn, pursuant to Section 1.09(a)(2) of these By-laws that a stockholder intends to nominate a candidate for director at the applicable annual meeting of stockholders; (ii) another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board and other than as permitted by this Section 1.10;

30 (iii) the Nominating Stockholder or the Eligible Holder that is designated to act on behalf of a group of Eligible Holders, as applicable, or any qualified representative thereof, does not appear at the applicable annual meeting of stockholders to present the nomination submitted pursuant to this Section 1.10, the Nominating Stockholder withdraws its nomination or the chair of the meeting declares that such nomination shall be disregarded pursuant to Section 1.09(c)(2) of these By-laws; (iv) the Board determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s bylaws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the principal national securities exchange on which the Corporation’s shares of common stock are traded; (v) the Nominee was nominated for election to the Board pursuant to this Section 1.10 at one of the Corporation’s two preceding annual meetings of stockholders and either (A) withdrew or became ineligible or (B) received a vote of less than 20% of the Corporation’s shares of common stock entitled to vote for such Nominee; (vi) (A) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (B) the Nominee’s election as a member of the Board would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or the Federal Energy Regulatory Commission or (C) the Nominee is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, provided, however, that this clause (C) shall apply only so long as the Corporation is subject to compliance with Section 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any successor provision thereto); or (vii) the Corporation is notified, or the Board determines, that a Nominating Stockholder or such Nominee has failed to continue to satisfy the eligibility requirements described in this Section 1.10, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or

31 omits a material fact necessary to make the statements made not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 1.10. (2) Notwithstanding anything to the contrary contained in this Section 1.10, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee(s) included in the Nomination Notice, if the Board determines that: (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. (3) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee. Section 1.11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if

32 the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The presiding person at any meeting of stockholders, may, on such person’s own motion and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote at such meeting, adjourn such meeting (including a stockholder requested special meeting), from time to time, for any reason or no reason, whether or not there is a quorum and including to allow a quorum to be achieved. Section 1.12. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation. Section 1.13. Delivery to the Corporation. Whenever Section 1.02, Section 1.09 or Section 1.10 of this Article I of these By-laws requires one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s capital stock under the Certificate of Incorporation, these By-laws or the General Corporation Law, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the General Corporation Law of the State of Delaware with respect to Section 1.02, Section 1.09 or Section 1.10 of this Article I of these By-laws. ARTICLE II Board of Directors Section 2.01. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of members, selected, organized and continued in accordance with the provisions of the laws of the State of Delaware. The number of directors shall be determined from time to time by resolution adopted by the Board, except as the number of Directors for any year may be fixed by resolution of the stockholders at any annual meeting by a majority vote of the outstanding shares entitled to vote thereon; provided, however, that no vote to decrease the number of directors of the Corporation shall shorten the term of any incumbent director. Each director hereafter elected shall hold office until the annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

33 Section 2.02. Vacancies. Except as otherwise provided by the Certificate of Incorporation or these By-laws, vacancies on the Board due to death, resignation, removal, disqualification or any other cause, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Section 2.03. Annual Meeting. An annual meeting of the directors shall be held each year, without notice, immediately following the annual meeting of stockholders. The time and place of such meeting shall be designated by the Board. At such meeting, the directors shall, after qualifying, elect from their own number a Chair of the Board, a Chief Executive Officer, and in the discretion of the Board, one or more Vice Chairs of the Board. When the positions of Chair and Chief Executive Officer are held by the same person, the independent directors shall appoint a Lead Independent Director with such duties as from time to time may be prescribed by the Board. The directors also shall elect one or more Presidents, elect or appoint such other officers authorized by these By-laws as they may deem desirable, and designate the Committees specified in Article III hereof. The directors may also elect to serve at the pleasure of the Board, one or more Honorary Directors, not members of the Board. Honorary Directors of the Board shall be paid such compensation or such fees for attendance at meetings of the Board, and meetings of other committees of the Board, as the Board shall determine from time to time. Section 2.04. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine. Section 2.05. Special Meetings. Special meetings of the Board shall be held whenever called by the Chair, the Lead Independent Director, the Chief Executive Officer, a President, a Vice Chair of the Board, the Secretary or a majority of the directors then in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place (which may be within or without the State of Delaware) of such meeting, but, except as otherwise expressly provided by law or by these By-laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to the director at the director’s residence or usual place of business, at least 48 hours prior to the day on which such meeting is to be held; provided that in lieu thereof, notice may be delivered to each director personally or by telephone or sent by facsimile, electronic mail or other electronic transmission addressed to each director to the extent and in the manner permitted by applicable law not later than noon of the calendar day before the day on which such meeting is to be held. At any regular or special meeting of the Board, or any committee thereof, one or more Board or committee members may participate in and act at such meeting by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other, and participation in the meeting pursuant to this By-law shall constitute presence in person at the meeting. Notice of any meeting of the Board shall not, however, be required to be given to any director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if the director shall be present at such meeting except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of

34 any business because the meeting is not lawfully called or convened; and any meeting of the Board shall be held without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat. Section 2.06. Quorum. One-third of the members of the entire Board, or the next highest integer in the event of a fraction, shall constitute a quorum, but if less than a quorum be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law. Section 2.07. Rules and Regulations. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Delaware or these By-laws. Section 2.08. Compensation. Directors shall be entitled to receive from the Corporation such amount per annum and in addition, or in lieu thereof, such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board may also likewise provide that the Corporation shall reimburse each such director or member of such committee for any expenses paid by such director or member on account of attending any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Section 2.09. Majority Voting for Directors. The vote required for election of a director by the stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in the election of a nominee at a meeting of stockholders. For purposes of this Section 2.09, a “majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote on such election) not counted as votes cast either “for” or “against” that director’s election. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or by proxy at the meeting and entitled to vote in the election. An election shall be considered contested if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, there are more nominees for election than positions on the Board to be filled by election at the meeting. In any non-contested election of directors, any incumbent director nominee who does not receive a greater number of votes cast for election of such nominee than against election of such nominee shall immediately resign contingent upon acceptance by the Board, and the Board shall decide, through a process managed by the Board’s Corporate Governance & Nominating Committee, whether to accept or reject the resignation or whether any other action should be taken at its next regularly scheduled Board meeting held not less than 45 days after such election. The Board’s explanation of its decision shall be promptly disclosed through a public statement. Section 2.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if

35 all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the Board or of such committee in the same paper or electronic form as the minutes are maintained. ARTICLE III Committees Section 3.01. Executive Committee. The Board shall designate an Executive Committee which, when the Board is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated, including without limitation the power and authority to declare dividends. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than five and one of whom shall be designated by the Board as Chair thereof, including: (a) the Chair of the Board, the Chief Executive Officer, and the Lead Independent Director; and (b) any Vice Chair of the Board, or such other directors none of whom shall be an officer of the Corporation, as shall be appointed to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of the Executive Committee. The member or members of the Executive Committee present and not disqualified from voting at a meeting of the Executive Committee, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in place of any absent or disqualified member. The attendance of one-third of the members of the Executive Committee or their alternates or substitutes, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee. Subject to applicable law, these By-laws and any applicable resolutions of the Board, all acts done and powers conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. Subject to these By-laws, the Executive Committee shall fix its own rules and procedures, and the minutes of the meetings of the Executive Committee, or a summary thereof, shall be submitted at the next regular meeting of the Board at which a quorum is present, or if impracticable, at the next such subsequent meeting. The Executive Committee meetings may be called by the Chair of the Executive Committee, the Chair of the Board, the Chief Executive Officer, the Lead Independent Director, a Vice Chair of the Board, a President, or the Secretary. Notice of each such meeting of the Executive Committee shall be given by mail or courier or delivered personally or by telephone or sent by facsimile, electronic mail or other electronic transmission, to the extent and in the manner permitted by applicable law, to each member of the Executive Committee not later than 24 hours before such meeting. Notice of any such meeting need not be given to any member of the Executive Committee who submits a signed waiver of notice or waives notice by electronic transmission, whether before or after the meeting, or if the member shall be present at such meeting except when the member attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and any meeting of the Executive Committee shall be a held without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. In the case of any meeting, in the absence of the Chair of the Executive Committee, such member as shall be designated by the Chair of the Executive Committee or by the Executive Committee shall act as chair of the meeting.

36 Section 3.02. Audit Committee. The Board shall designate an Audit Committee composed of not less than three of its members, none of whom shall be an officer of the Corporation, to hold office at its pleasure and one of whom shall be designated by the Board as Chair thereof. The Committee shall make such examination into the affairs of the Corporation and make such reports thereof as may be directed by the Board. The attendance of one-third of the members of the Committee, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. Section 3.03. Other Committees. The Corporation elects to be governed by subsection (2) of section 141(c) of the General Corporation Law. The Board may designate, from time to time, such other committees composed of not less than one of its members for such purposes and, subject to applicable law, with such duties and powers as the Board may determine, and the Board may designate a chair or co-chair for each committee. The attendance of one-third of the members of such other committees, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of such other committees. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any committee may act by delegating its authority to one or more subcommittees. With respect to the rules and procedures of such other committees of the Board (including, but not limited to, the Audit Committee), the provisions in Section 3.01 shall apply to each such committee unless such committee shall elect otherwise. ARTICLE IV Officers and Agents Section 4.01. Officers. The officers of the Corporation shall be (a) a Chair of the Board, a Chief Executive Officer, and, in the discretion of the Board, one or more Vice Chairs of the Board and one or more Presidents, each of whom shall be elected by the Board; (b) a Chief Financial Officer, a Controller, a Secretary, and a Chief Audit Executive, each of whom shall be elected by the Board; and (c) such other officers as may from time to time be elected by the Board or under its authority, or appointed by the Chair, the Chief Executive Officer, a Vice Chair of the Board or a President, or under their authority. The Chair, Chief Executive Officer and any Vice Chairs of the Board each must be a director. The Board may determine that the Chair is a non- executive position, in which case the second sentence of Section 4.04 of this Article IV shall not apply, and in all cases, such second sentence shall not apply to the Lead Independent Director. Section 4.02. Clerks and Agents. The Board may elect and dismiss, or the Chair, the Chief Executive Officer, a Vice Chair of the Board or a President may appoint and dismiss and delegate to any other officers authority to appoint and dismiss, such clerks, agents and employees as may be deemed advisable for the prompt and orderly transaction of the Corporation’s business, and the Board may prescribe, or authorize the appointing officers to prescribe, their respective duties, subject to the provisions of these By-laws.

37 Section 4.03. Term of Office. The officers elected pursuant to Section 4.01(a) shall each hold office until their successors are elected, unless sooner disqualified or removed by a vote of two-thirds of the whole Board. All other officers, clerks, agents and employees elected by the Board, or appointed by the Chair, the Chief Executive Officer, a Vice Chair of the Board or a President, or under their authority, shall hold their respective offices at the pleasure of the Board or such appointing officers. Section 4.04. Chair of the Board. The Chair shall preside at all meetings of the stockholders and at all meetings of the Board. The Chair shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By- laws for the Chief Executive Officer. The Chair shall perform such other duties as from time to time may be prescribed by the Board. Section 4.05. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general supervision and direction of the business and affairs of the Corporation and of its several officers. In the absence of the Chair, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board. The Chief Executive Officer shall have the power to execute any document or perform any act on behalf of the Corporation, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Corporate Secretary execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. The Chief Executive Officer shall perform such other duties as from time to time may be prescribed by the Board. Section 4.06. Vice Chair of the Board. The Vice Chair of the Board, or if there be more than one, then each of them shall have such duties as may be prescribed from time to time by the Board. In the absence of the Chair, the Chief Executive Officer and the Lead Independent Director, the Vice Chair of the Board, and if there be more than one Vice Chair of the Board, the Vice Chair of the Board designated by the Chair or the Board, shall preside at meetings of the stockholders and of the Board. Section 4.07. President. The President, or if there be more than one, each of them, shall, subject to the direction and control of the Board and the Chief Executive Officer, participate in the supervision of the business and affairs of the Corporation. In general, the President(s) shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board or the Chief Executive Officer. In the absence of the Chair, the Chief Executive Officer, the Lead Independent Director and the Vice Chair(s) of the Board, the President, and if there be more than one President the President designated by the Chair or the Board shall preside at meetings of stockholders and, if also a director, of the Board. Each President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these By-laws for the Chief Executive Officer. Section 4.08. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chair, the Chief Executive Officer, a Vice Chair of the Board or a President may from time to time prescribe which may include, without limitation,

38 responsibility for strategic planning, corporate finance, control, tax and auditing and shall perform such other duties as may be prescribed by these By-laws. Section 4.09. Controller. The Controller shall exercise general supervision of the accounting departments of the Corporation. The Controller shall be responsible to the Chief Financial Officer and shall render reports from time to time relating to the general financial condition of the Corporation. The Controller shall render such other reports and perform such other duties as from time to time may be prescribed by the Chief Financial Officer, a Vice Chair of the Board, a President, the Chief Executive Officer, or the Chair. Section 4.10. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board and the Executive Committee in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By- laws or as required by law; (c) be custodian of the seal of the Corporation; and may see that such seal or a facsimile thereof is affixed to any documents the execution of which on behalf of the Corporation is duly authorized and may attest such seal when so affixed; and (d) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Board, the Chair, the Chief Executive Officer, a Vice Chair of the Board or a President. Section 4.11. Assistant Corporate Secretary. At the request of the Secretary, or in case of the Secretary’s absence or inability to act, the Assistant Corporate Secretary, or if there be more than one, any of the Assistant Corporate Secretaries, shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each Assistant Corporate Secretary is authorized to attest to the seal of the Corporation, proceedings of meetings of the stockholders, the Board and Board committees, and other corporate records of the Corporation for which the Secretary is responsible, and in general to perform all duties incident to the office of Assistant Corporate Secretary and such other duties as from time to time may be prescribed by the Chair, the Chief Executive Officer, a Vice Chair of the Board, a President, or the Secretary. Section 4.12. Chief Audit Executive. The Chief Audit Executive shall continually examine the affairs of the Corporation. The Chief Audit Executive shall have and may exercise such powers and duties as from time to time may be prescribed by the Board, the Chair, the Chief Executive Officer, a Vice Chair of the Board, a President, or the Chief Financial Officer. Section 4.13. Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these By-laws.

39 ARTICLE V Proxies re Stock or Other Securities of Other Entities Unless otherwise provided by the Board, the Chair, the Chief Executive Officer, a President, a Vice Chair of the Board, the Chief Financial Officer or the Secretary may from time to time (a) appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other entity to vote or consent in respect of such stock or other securities; (b) instruct the person or persons so appointed as to the manner of exercising such powers and rights; and (c) execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such proxies or other instruments as the Chair, Chief Executive Officer, President, or Vice Chair of the Board may deem necessary or proper in order that the Corporation may exercise its said powers and rights. ARTICLE VI Shares and Their Transfer Section 6.01. Certificates for Stock; Uncertificated Shares. The shares of all classes or series of the capital stock of the Corporation may be uncertificated shares, except to the extent otherwise required by applicable law and except to the extent shares are represented by outstanding certificates that have not been surrendered to the Corporation or its transfer agent. Notwithstanding the foregoing, every owner of stock of the Corporation of any class (or, if stock of any class shall be issuable in series, any series of such class) represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation of such class, or such class and series, owned by such person. The certificates representing shares of stock of each class (or, if there shall be more than one series of any class, each series of such class) shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by two authorized officers thereof, including but not limited to, the Chair, the Chief Executive Officer, a Vice Chair of the Board, a President, the Secretary or an Assistant Corporate Secretary; provided, however, that if any such certificate is countersigned by a registrar and the Board shall by resolution so authorize, the signatures of such authorized officer or any transfer agent may be facsimiles. In case any officer or officers or transfer agent of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon any such certificate shall cease to be such officer or officers or transfer agent before such certificate shall have been issued, such certificate may be issued by the Corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon were such officer or officers or transfer agent at the date of issue. A stock ledger shall be kept of the respective names of the persons, firms or corporations owning stock represented by certificates for stock of the Corporation, the number, class and series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 or as otherwise required by law.

40 Section 6.02. Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made on the stock books and records of the Corporation only by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer agent duly appointed, and upon surrender of the certificate or certificates for such shares properly endorsed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law) and payment of all taxes thereon. The person in whose name shares of stock stand on the stock books and records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Section 6.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or applicable law, concerning the issue, transfer and registration of uncertificated shares or certificates for stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them. Section 6.04. Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of any certificate therefor, and the Corporation may issue uncertificated shares or a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or the owner’s legal representatives to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate or uncertificated shares. The Board may, however, in its discretion refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Delaware in such case made and provided. Section 6.05. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the

41 record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the General Corporation Law, shall be the first date on which signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the General Corporation Law. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. ARTICLE VII Corporate Seal The corporate seal of the Corporation shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal 1968 Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. ARTICLE VIII Fiscal Year The fiscal year of the Corporation shall be the calendar year. ARTICLE IX Indemnification Section 9.01. Right to Indemnification and Advancement of Expenses. (a) Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person (including without limitation an action, suit or proceeding against the Corporation or any affiliate

42 of the Corporation) unless consented to by the Corporation) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding (or part thereof). Such indemnification shall be a contract right. Each Indemnitee shall also have the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect. (b) Advancement of Fees and Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to such Indemnitee subject to and conditioned upon Indemnitee’s (including Indemnitee’s counsel, as applicable) compliance with the terms and conditions for advancement of expenses adopted by the Corporation at any time and from time to time (the “Advancement Terms”). Section 9.02. Contracts and Funding. The Corporation may enter into contracts with any director, officer, or employee of the Corporation in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and/or advancement of expenses as provided in this Article IX. Section 9.03. Definitions. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, or employee of the Corporation which imposes duties on, or involves services by, such director, officer, or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of a corporation. Section 9.04. Indemnification and Advancement of Expenses Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article IX shall not be exclusive of any other rights to which a person seeking indemnification and/or advancement of expenses may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity and/or advancement of expenses under this Article IX and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IX, whether arising from acts or omissions occurring before or after such adoption, in each case subject to Section 9.06. Section 9.05. Claims for Indemnification or Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article IX:

43 (a) Advancement of Expenses. All reasonableRequirements for submitting requests for advancement of legal expenses incurred by or on behalf of thean Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. In addition, such statement or statements shall, to the extent required by law at the time of such advance, and otherwise except as may be determined by or under the authority of the General Counsel, include or be accompanied by a written undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses. Notwithstanding the absence of such a written undertaking, acceptance of any such advancement of expenses shall constitute such an undertaking by the Indemnitee.set forth in the Advancement Terms. Any Indemnitee seeking advancement (including Indemnitee’s counsel, as applicable) shall fully comply with the applicable Advancement Terms in effect at the time a claim for advancement is submitted including any amendments thereto that are approved during the course of any Proceeding for which advancement is sought. (b) Written Request for Indemnification. To obtain indemnification under this Article IX, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. (c) Procedure for Determination of the Right to Indemnification. Where the Indemnitee is a current or former director or a current officer of the Corporation, the Indemnitee’s entitlement to indemnification under this Article IX shall be determined (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Where the Indemnitee is not a current or former director or a current officer of the Corporation, the Indemnitee’s entitlement to indemnification under this Article IX may be determined by the General Counsel. For purposes of this Article IX, the term “officer,” when used with respect to the Corporation, shall mean those officers of the Corporation who are deemed to be Executive Officers for purposes of the annual report of the Corporation filed on Form 10-K under the Exchange Act. Section 9.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protectionto indemnification hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.; provided however that the Corporation shall have the right to amend or modify the Advancement Terms at any time and from time to time and any such amendment or modification shall apply to any claims for advancement made after such amendment or modification becomes effective including in respect of any acts or omissions occurring prior to the time of such amendment or modification.

44 ARTICLE X By-laws and Construction Section 10.01. Inspection. A copy of the By-laws shall at all times be kept in a convenient place at the principal office of the Corporation or the Office of the Secretary, and shall be open for inspection by stockholders during business hours. Section 10.02. Amendments. Except as otherwise specifically provided by the General Corporation Law, these By-laws may be added to, amended, altered or repealed at any meeting of the Board by vote of a majority of the entire Board. Section 10.03. Construction. The title of Chair or Chair of the Board shall be deemed to include the following titles of the Corporation which may be used or referenced interchangeably and shall have the same powers, authorities and responsibilities: Chair, Chair of the Board, Chairperson, Chairperson of the Board, Chairman, Chairman of the Board, Chairwoman, and Chairwoman of the Board. ARTICLE XI Emergency By-laws Section 11.01. Emergency By-laws. This Article XI shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition (including without limitation apparent terrorist activity or the imminent threat of such activity, cyber, chemical and biological attacks, natural disasters, or other hazards or causes commonly known as acts of God), irrespective of whether a quorum of the Board or the Executive Committee thereof can readily be convened for action (an “Emergency”), notwithstanding any different or conflicting provisions in the preceding Articles of these By-laws, the Certificate of Incorporation or the General Corporation Law. To the extent not inconsistent with the provisions of this Article XI, the By-laws provided in the other Articles of these By-laws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency and upon termination of such Emergency, the provisions of this Article XI shall cease to be operative. Section 11.02. Meetings. During any Emergency, a meeting of the Board, or any committee thereof, may be called by the Chair or any other member of the Board or the Chief Executive Officer, or any member of the Corporation’s Operating Committee (each, a “Designated Officer” and collectively, the “Designated Officers”), or the Secretary. Notice of the time and place of any meeting of the Board or any committee thereof during an Emergency shall be given by any available means of communication by the individual calling the meeting to such of the directors and/or Designated Officers who shall be deemed to be directors of the Corporation for purposes of obtaining a quorum during an Emergency if a quorum of directors cannot otherwise be obtained during such Emergency, in each case, as it may be feasible to reach. Such notice shall be given at

45 such time in advance of the meeting as, in the judgment of the individual calling the meeting, circumstances permit. Section 11.03. Quorum. At any meeting of the Board, or any committee thereof, called in accordance with Section 11.02 above, the presence of one director shall constitute a quorum for the transaction of business. Vacancies on the Board, or any committee thereof, may be filled by a majority vote of the directors in attendance at the meeting. In the event that no directors are able to attend the meeting of the Board, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and will have full powers to act as directors of the Corporation for such meeting. Section 11.04. Amendments. At any meeting called in accordance with Section 11.02 above, the Board or a committee of the Board, as the case may be, may modify, amend or add to the provisions of this Article XI so as to make any provision that may be practical or necessary for the circumstances of the Emergency. Section 11.05. Management Contingency Plan. During an Emergency, the Corporation shall be managed by the Operating Committee under the direction of the Chief Executive Officer. In the absence of the Chief Executive Officer or the Chief Executive Officer’s successor, the Operating Committee shall act under the direction of the President, or if there be more than one President, the President with the longest tenure with the Corporation (who is not absent), or in the absence of a President, the Operating Committee member with the longest tenure with the Corporation. Section 11.06. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article XI shall be liable except for willful misconduct. Section 11.07. Repeal or Change. The provisions of this Article XI shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 11.06 of this Article XI with regard to action taken prior to the time of such repeal or change. Section 11.08. Termination of Emergency. The provisions of this Article XI shall cease to be operative upon the termination of the Emergency as determined by a quorum of the Board or the Executive Committee thereof in accordance with Sections 2.06 and 3.01, respectively, of these By-laws. Section 11.09. Powers. The Board, either before or during any Emergency, may, effective in the Emergency, change the principal executive office or designate several alternative principal executive offices or regional offices, or authorize the officers so to do. Without limiting any powers or emergency actions that the Board may take during an Emergency, during an Emergency, the Board may take any action that it determines to be practical and necessary to address the circumstances of the Emergency including, without limitation, taking the actions with respect to stockholder meetings and dividends as provided in Section 110(i) of the General Corporation Law.

46 ARTICLE XII Exclusive Forum Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of a fiduciary duty; (iii) any action asserting a claim against the Corporation or any current or former director, officer, or other employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, or the Corporation’s Certificate of Incorporation, or these By-laws (as any of the foregoing may be amended or restated from time to time) or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware; or (v) any action asserting one or more “internal corporate claims,” as defined in Section 115 of the General Corporation Law, shall be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal district court within the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of any or all classes or series of the capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.